UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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KRATON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KRATON CORPORATION
15710 John F. Kennedy Boulevard, Suite 300
Houston, Texas 77032

IMPORTANT NOTICE

ADDITIONAL INFORMATION REGARDING THE
ANNUAL GENERAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2020, at 1:00 p.m., central time

The following Notice of Change of Location of the Annual General Meeting of Stockholders (this “Notice”) amends and supplements the original notice included in the Proxy Statement (the “Proxy Statement”) of Kraton Corporation (“Kraton”), dated April 9, 2020, furnished to Kraton stockholders for use at the Annual General Meeting of Stockholders to be held on Friday, May 22, 2020 at 1:00 p.m., central time (the “Annual Meeting”). The purpose of this Notice is to announce a change in the location of the Annual Meeting to a virtual meeting format only, to be held via webcast.

The Notice is being filed with the U.S. Securities and Exchange Commission and is being made available to stockholders on or about April 29, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE IN LOCATION OF THE
ANNUAL GENERAL MEETING OF STOCKHOLDERS

To the Stockholders of Kraton Corporation:

Due to the emerging public health impact of the coronavirus pandemic (COVID-19), and to support the health and well-being of our stockholders, employees and their families, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual General Meeting of Stockholders (the “Annual Meeting”) of Kraton Corporation (“Kraton”) has been changed. As previously announced, the Annual Meeting will be held on Friday, May 22, 2020 at 1:00 p.m., central time. However, the Annual Meeting will no longer be held at The Sheraton North Houston, 15700 John F. Kennedy Boulevard, Houston, Texas 77032. Instead, the Annual Meeting will be held in a virtual meeting format only, via webcast at www.virtualshareholdermeeting.com/KRA2020. You will not be able to attend the Annual Meeting physically in person.

Additional Information About the Virtual Annual Meeting

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of record at the close of business on March 23, 2020, the record date. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials previously distributed. Please review our proxy materials prior to voting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Annual Meeting.

Our Annual Meeting will be conducted virtually on the Internet via webcast. You will be able to attend and participate in the meeting online, vote your shares electronically and submit your questions prior to and during the Annual Meeting by visiting, and following the instruction available on, the virtual meeting website at www.virtualshareholdermeeting.com/KRA2020.

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability. The Annual Meeting will begin promptly at 1:00 p.m., central time, on Friday, May 22, 2020. Participants should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Kraton Corporation Announces Change to a Virtual Meeting Format for 2020 Annual General Meeting of Stockholders

HOUSTON, April 29, 2020 /PRNewswire/ -- Kraton Corporation (NYSE: KRA) (the “Company”) today announced that its 2020 Annual General Meeting of Stockholders (“Annual Meeting”) will be hosted as a virtual-only meeting. Due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of the Company’s stockholders, employees and their families, the Company will not hold an in-person meeting.

As previously announced, the Annual Meeting will be held on Friday, May 22, 2020 at 1:00 p.m., central time. However, the Annual Meeting will no longer be held at The Sheraton North Houston, 15700 John F. Kennedy Boulevard, Houston, Texas 77032. Instead, the Annual Meeting will be held in a virtual meeting format only, via webcast at www.virtualshareholdermeeting.com/KRA2020.

As described in the Company’s proxy materials previously distributed for the Annual Meeting, stockholders at the close of business on March 23, 2020, the record date, are entitled to participate in the virtual-only Annual Meeting. To participate in and/or vote at the virtual Annual Meeting stockholders must visit www.virtualshareholdermeeting.com/KRA2020 and enter the control number included in the proxy materials previously delivered to stockholders.

The Company is filing a Notice of Change in Location of the Annual General Meeting of Stockholders (the “Notice”) with the U.S. Securities and Exchange Commission regarding the change to a virtual meeting. Additional information regarding stockholder participation at the Annual Meeting is provided in the Notice.

Whether or not you plan to attend the virtual Annual Meeting, the Company urges you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

ABOUT KRATON CORPORATION

Kraton Corporation (NYSE: KRA) is a leading global sustainable producer of specialty polymers and high-value biobased products derived from pine wood pulping co-products. Kraton’s polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving and roofing applications. As the largest global provider in the pine chemicals industry, the company’s pine-based specialty products are sold into adhesives and tire markets, and it produces and sells a broad range of performance chemicals into markets that include fuel additives, oilfield chemicals, coatings, roads, construction, metalworking fluids and lubricants, inks, and mining. Kraton offers its products to a diverse customer base in numerous countries worldwide.
Kraton, the Kraton logo and design, are all trademarks of Kraton Polymers LLC or its affiliates.

For further information:
H. Gene Shiels
Director of Investor Relations
(281) 504-4886